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                                                                 April 14, 2003

Host Marriott Corporation
Host Marriott, L.P.
6903 Rockledge Drive
Suite 1500
Bethesda, MD  20817

Ladies and Gentlemen:

         This firm has acted as special tax counsel to Host Marriott Corporation, a Maryland corporation ("Host REIT"), in connection with the filing of the registration statement on Form S-3 (the "Registration Statement") by Host REIT with the Securities and Exchange Commission and the prospectus, included in the Registration Statement, relating to the registration of 6,875,844 shares of Host REIT's common stock (the "Prospectus"). In connection with the filing of the Registration Statement, you have requested our opinion as to certain federal income tax matters set forth in this letter. Capitalized terms used herein, unless otherwise defined in the body of this letter, shall have the meanings set forth in Appendix A.

Bases for Opinions

         The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the "IRS"), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect, that might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel's best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 2

opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

         In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to, the following:

         (1) the Registration Statement, including the Prospectus;

         (2) the Acquisition and Exchange Agreement;

         (3) the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of December 30, 1998, as amended through the date hereof;

         (4) the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT, filed with the State Department of Assessments and Taxation of Maryland on December 29, 1998 (the "Articles of Incorporation"), and the Bylaws of Host REIT, as amended;

         (5) the Articles of Incorporation of Crestline, dated November 9, 1998, and the Bylaws of Crestline, and the Agreement and Consent, dated as of March 27, 2002, by and among Host REIT and Crestline, Barcelo Gestion Hotelera, S.L., a Spanish limited liability company ("Barcelo"), and Cowboy Acquisition Corporation, a Maryland corporation and wholly owned subsidiary of Barcelo ("Merger Sub") (the "Agreement and Consent"), and the Amendment to Agreement and Consent, dated as of April 26, 2002, by and among Host REIT, Crestline, Barcelo, Barcelo Corporacion Empresarial, S.A., a Spanish corporation ("Barcelo Empresarial"), and Merger Sub (the "Amendment to Agreement and Consent");

         (6) the operating agreement of HMT Lessee, dated November 10, 2000;

         (7) the partnership agreement of each partnership and the operating agreement of each limited liability company other than HMT Lessee in which either Host REIT or the Operating Partnership has a direct or indirect interest;

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 3

         (8) all real estate leases on the Hotels, pursuant to which the Operating Partnership or a Partnership Subsidiary, as lessor or sub-lessor, leases a hotel to a lessee or sub-lessee, respectively, the majority of which leases were entered into with entities that were indirect subsidiaries of Crestline prior to the Lease Acquisition (as further defined in Appendix A, the "Lessees") (and including, without limitation, the leases acquired in connection with the IHP Lease Acquisition), the amendments to certain of the Leases, which were entered into in connection with the Lease Acquisition, and the agreements between and among the Partnership Subsidiaries owning certain Hotels and the respective TRS Lessees of such Hotels relating to the extension of the terms of the expiring Leases on those Hotels (collectively, the "Leases," which term includes, without limitation, the Harbor Beach Lease);

         (9) the Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Fernwood, and the Amended and Restated Certificate of Incorporation, dated December 3, 1998, and the Bylaws, dated December 14, 1998, of Rockledge;

         (10) the Declaration of Trust for the Host Marriott Statutory Employee/Charitable Trust, a Delaware business trust (the "Host
Employee/Charitable Trust"), dated December 30, 1998, and the Declaration of Trust for the Host Marriott Employees' Trust, a common law trust formed under Maryland law, dated December 30, 1998;

         (11) Amendment No. 6 to the Distribution Agreement;

         (12) the Asset Management Agreement between the Operating Partnership and Crestline, dated as of December 31, 1998, which agreement terminated immediately prior to January 1, 2001 in connection with the Lease Acquisition;

         (13) the General Expense Sharing and Cost Reimbursement Agreement between the Operating Partnership and HMT Lessee;

         (14) with respect to each class or series of preferred stock of Host REIT, the Articles Supplementary to the Articles of Amendment and Restatement of Articles of Incorporation of Host REIT establishing and fixing the rights and preferences of such class or series of preferred stock; and

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 4



         (15) such other documents as we deemed necessary or appropriate.

         The opinions set forth in this letter also are premised on certain written factual representations of Host REIT and the Operating Partnership regarding the organization, ownership and operations (including the income, assets, businesses, liabilities, properties and accumulated undistributed earnings and profits) of Host REIT, the Operating Partnership, the Partnership Subsidiaries, the Non-Controlled Subsidiaries, the Taxable REIT Subsidiaries, the Host Employee/Charitable Trust, Crestline and the Lessees contained in a letter to us dated April 14, 2003 (the "Representation Letter").

         For purposes of rendering our opinions, although we have knowledge as to certain of the facts set forth in the above-referenced documents, we have not made an independent investigation or audit of the facts set forth in such documents, including the Prospectus and the Representation Letter. We consequently have relied upon representations in the Representation Letter that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations we have relied upon as described herein, or other assumptions set forth herein.

         In this regard, we have assumed with your consent the following:

         (i) that (A) all of the representations and statements set forth in the documents that we reviewed, including the Prospectus and the Representation Letter (collectively, the "Reviewed Documents"), are true and correct and it is your current intention that such representations and statements will continue to be true and correct, (B) any representation or statement made as a belief or made "to the knowledge of" or similarly qualified is correct and accurate, and it is your current intention that such representation or statement will continue to be correct and accurate, without such qualification, (C) each of the Reviewed Documents that constitutes an agreement is valid and binding in accordance with its terms, and (D) all of the obligations imposed by or described in the Reviewed Documents, including, without limitation, the obligations imposed under the Articles of Incorporation, have been and will continue to be performed or satisfied in accordance with their terms;


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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 5




         (ii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made;

         (iii) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us;

         (iv) that Crestline (A) is a duly incorporated and validly existing Maryland corporation; (B) has been, is and will continue to be, operated in accordance with the laws of the State of Maryland, its organizational documents, and statements made in the Prospectus (including the SEC filings incorporated therein by reference) and the Representation Letter; and (C) was formed, has operated and will continue to operate with a profit motive; and

         (v) without limiting any other assumption described herein, that the representations of Crestline and the representations and covenants of Barcelo Empresarial and Merger Sub set forth in the Agreement and Consent and the Amendment to Agreement and Consent were true and correct on the date such representations were made, are true and correct on the date hereof and will remain true and correct.

         Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, the Prospectus and the Representation Letter) may adversely affect the conclusions stated herein.

Opinions

         Based upon, subject to, and limited by the assumptions and qualifications set forth herein (including those set forth below), we are of the opinion that:

         1. Host REIT was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code, effective for its taxable years ended December 31, 1999, December 31, 2000, December 31, 2001, and December 31, 2002, and Host REIT's current organization and intended method of operation will enable it to continue to

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 6


meet the requirements for qualification and taxation as a REIT under the Code for taxable year 2003 and thereafter.

         2. The discussion of material federal income tax consequences in Host REIT's report on Form 8-K, dated April 8, 2003, and the discussion under the heading "Risk Factors - Federal Income Tax Risks" in Host REIT's Form 10-K, dated March 31, 2003 (each of which is incorporated by reference into the Prospectus), to the extent that each describes provisions of federal income tax law or legal conclusions with respect thereto, have been reviewed by Hogan & Hartson L.L.P. and are correct in all material respects.

                                    * * * * *

         Host REIT's ability to qualify as a REIT depends in particular upon whether each of the Leases is respected as a lease for federal income tax purposes. If one or more Leases are not respected as leases for federal income tax purposes, Host REIT may fail to qualify as a REIT. The determination of whether the Leases are leases for federal income tax purposes is highly dependent on specific facts and circumstances. In addition, for the rents payable under a Lease to qualify as "rents from real property" under the Code, the rental provisions of the Leases and the other terms thereof must conform with normal business practice and not be used as a means to base the rent paid on the income or profits of the lessees. In delivering the opinions set forth above that Host REIT's organization and method of operation (as described in the Representation Letter) have enabled Host REIT to meet the requirements for qualification and taxation as a REIT for its taxable years ended December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002, and that Host REIT's current organization and intended method of operation will enable Host REIT to meet such requirements for the current taxable year and subsequent taxable years, we expressly rely upon, among other things, Host REIT's representations as to various factual matters with respect to the Leases, including representations as to the commercial reasonableness of the economic and other terms of the Leases at the times the Leases were originally entered into and subsequently renewed or extended (and taking into account for this purpose changes to the economic and other terms of the Leases pursuant to subsequent amendments), the intent and economic expectations of the parties to the Leases, the allocation of various economic risks between the parties to the Leases, taking into account all surrounding facts and circumstances, the conformity of the rental provisions and other terms of the Leases with normal business practice, the conduct

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 7


of the parties to the Leases, and the conclusion that, except in connection with the Harbor Beach Lease and any other leases that Host REIT acknowledges will not qualify as producing "rent from real property" under the Code, such terms are not being, and will not be, used as a means to base the rent paid on the income or profits of the lessees. We express no opinion as to any of the economic terms of the Leases, the commercial reasonableness thereof, or whether the actual economic relationships created thereby are such that the Leases will be respected for federal income tax purposes or whether the rental and other terms of the Leases conform with normal business practice (and are not being used as a means to base the rent paid on the income or profits of the Lessees).

         Host REIT's ability to qualify as a REIT for its taxable year ended December 31, 1999 also depends upon Host REIT not having had as of December 31, 1999, any "earnings and profits" accumulated in any prior taxable year of Host REIT or any of its predecessors or subsidiaries (which would be based on the consolidated earnings and profits of Host REIT (including each of its predecessors) accumulated from 1929, the first year that a predecessor of Host REIT was a "C" corporation, through and including 1998). The calculation of "earnings and profits" depends upon a number of factual and legal interpretations related to the activities and operations of Host REIT's predecessors and their corporate affiliates during their entire corporate existence and is subject to review and challenge by the IRS. Host REIT has represented to us for purposes of our opinions that Host REIT distributed by the close of its taxable year ending December 31, 1999 any "earnings and profits" accumulated in any prior taxable year of Host REIT or any of its predecessors or subsidiaries. There can be no assurance, however, that the IRS will not examine the tax returns of Host REIT's predecessors and their affiliates for all years prior to 1999 and propose adjustments to increase their taxable income, which could result in Host REIT being considered to have had undistributed "earnings and profits" at the close of its taxable year ending December 31, 1999, in which event Host REIT would not qualify as a REIT for such year. We express no opinion as to Host REIT's current and accumulated "earnings and profits" or whether Host REIT will be considered to have had undistributed "earnings and profits" at the close of 1999.

         Host REIT's qualification and taxation as a REIT depend upon Host REIT's ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described (or incorporated by

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 8

reference) in the Prospectus. We have relied upon representations of Host REIT and the Operating Partnership with respect to these matters (including those set forth in the Prospectus and the Representation Letter) and will not review Host REIT's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of Host REIT's operations, thesources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.

         For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of material federal income tax consequences in Host REIT's report on Form 8-K, dated April 8, 2003, and the discussion under the heading "Risk Factors - Federal Income Tax Risks" in Host REIT's Form 10-K, dated March 31, 2003 (each of which is incorporated by reference into the Prospectus).

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Host Marriott Corporation
Host Marriott, L.P.
April 14, 2003
Page 9

         This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency (other than the IRS or any state, local or foreign taxing authority) or other person or entity, without the prior written consent of this firm. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                                   Very truly yours,

                                                   /s/ Hogan & Hartson L.L.P.
                                                   --------------------------
                                                       HOGAN & HARTSON L.L.P.


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                                   Appendix A

                                   Definitions

                  "Acquisition and Exchange Agreement" means that certain Acquisition and Exchange Agreement, dated as of November 13, 2000, among HMT Lessee, the Operating Partnership, Crestline and the other parties named therein, as amended from time to time.

                  "Crestline" means, for periods prior to June 7, 2002, Crestline Capital Corporation, a Maryland corporation, and, for periods beginning on and after June 7, 2002, Barcelo Crestline Corporation, a Maryland corporation.

                  "Crestline Lessees" means those indirect subsidiaries of Crestline that leased Hotels pursuant to certain of the Leases prior to the Lease Acquisition.

                  "Distribution Agreement" means the Distribution Agreement between Host REIT (f/k/a as "Marriott Corporation") and Marriott International, Inc., dated as of September 15, 1993, as amended.

                  "Fernwood" means Fernwood Hotel Assets, Inc., a Delaware corporation.

                  "Harbor Beach Lease" means the lease of the Marriott Harbor Beach Resort from Lauderdale Beach Association to Marriott Hotel Services, Inc.

                  "HMT Lessee" means HMT Lessee LLC, a Delaware limited liability company that elected, effective January 1, 2001, to be treated as a corporation and a TRS for federal income tax purposes.

                  "Hotel" means each hotel in which the Operating Partnership has a direct or indirect interest.

                  "IHP Lease Acquisition" means the acquisition by HMT Lessee in June of 2001 of the leasehold interests with respect to three (3) full-service Hotels that were leased to IHP Lessee LLC.

                  "Lease Acquisition" means the acquisition by HMT Lessee, pursuant to the Acquisition and Exchange Agreement, of the leasehold interests with respect to 117 full-service Hotels that were leased to the Crestline Lessees.

                  "Lessee" means, with regard to Host REIT's taxable years ended prior to January 1, 2001, any one of the Crestline Lessees or IHP Lessee LLC, and with regard to Host REIT's taxable periods beginning on or after January 1, 2001, any one of the TRS Lessees, IHP Lessee LLC prior to the IHP Lease Acquisition, the

                                      A-1

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Crestline Lessees owning leasehold interests (as lessee or sub-lessee) that were not acquired by HMT Lessee pursuant to the Lease Acquisition, and any other lessee to which the Operating Partnership, directly or through another Partnership Subsidiary, leases one or more Hotels in the future.

                  "Noncontrolled Subsidiaries" means, with regard to Host REIT's taxable years ended prior to January 1, 2001, Fernwood and Rockledge.

                  "Partnership Subsidiary" means the Operating Partnership and any partnership, limited liability company, or other entity treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes in which either Host REIT or the Operating Partnership owns (or owned on or after January 1, 1999) an interest, either directly or through one or more other partnerships, limited liability companies or other entities treated as a partnership for federal income tax purposes or disregarded as a separate entity for federal income tax purposes (whether or not Host REIT or the Operating Partnership has a controlling interest in, or otherwise has the ability to control or direct the operation of, such entity). Notwithstanding the foregoing, the term "Partnership Subsidiary" shall not in any way be deemed to include the Non-Controlled Subsidiaries or subsidiaries thereof or the Taxable REIT Subsidiaries or subsidiaries thereof.

                  "Rockledge" means Rockledge Hotel Properties, Inc., a Delaware corporation.

                  "Taxable REIT Subsidiary" means, with regard to Host REIT's taxable years commencing after December 31, 2000, any of HMT Lessee, Fernwood, Rockledge or any other TRS of Host REIT.

                  "TRS" means a "taxable REIT subsidiary," as described in
Section 856(l) of the Code. Any entity taxable as a corporation in which a TRS of Host REIT owns (x) securities possessing more than 35% of the total voting power of the outstanding securities of such entity or (y) securities having a value of more than 35% of the total value of the outstanding securities of such entity shall also be treated as a TRS of Host REIT whether or not a separate election is made with respect to such other entity.

                  "TRS Lessee" means any of (i) HMT Lessee, (ii) the direct or indirect subsidiaries of HMT Lessee that hold the leasehold interests that were acquired by HMT Lessee from Crestline pursuant to the Acquisition and Exchange Agreement or in connection with the IHP Lease Acquisition, and (iii) any future lessee of a Hotel that is a TRS.


                                      A-2